Exhibit 99.2

Sanchez Energy Corporation

Unaudited Pro Forma Combined Financial Information

On March 31, 2015, SEP Holdings III, LLC (the “Seller”), a wholly owned subsidiary of Sanchez Energy Corporation (the “Company”), completed a transaction under a Purchase and Sale Agreement with Sanchez Production Partners LP (“SPP”) and SPP’s wholly owned subsidiary, SEP Holdings IV, LLC (collectively, the “Buyer”) pursuant to which the Seller sold to the Buyer escalating amounts of partial working interests in 59 wellbores at existing producing intervals in the non-operated Palmetto Field in the Eagle Ford with proved reserves of approximately 5.2 MMBOE (the “Palmetto Sale”).The aggregate average working interest percentage initially conveyed was 18.25% per wellbore and, upon January 1 of each subsequent year after the closing, the Buyer’s working interest will automatically increase (and the Seller’s will correspondingly decrease) in incremental amounts until January 1, 2019, at which point the Buyer will own a 47.5% working interest and the Seller will own a 2.5% working interest in each of the wellbores. In exchange for these assets, the Buyer paid to the Seller cash consideration of $83.0 million (approximately $81.4 million as adjusted) in cash and issued 1,052,632 common units of the Partnership valued at approximately $2.0 million to the Seller. Also, in anticipation of the transaction, the Company entered into certain gas and oil hedging transactions related to the production of the wellbores with the Royal Bank of Canada. As part of the closing, the Company novated these hedges to SPP and the purchase price was adjusted upward to account for amounts the Company had paid under these hedges. The effective date of the sale was January 1, 2015.

On October 14, 2015, the Company and SN Catarina, LLC, a wholly-owned subsidiary of the Company (“Midstream Seller”), completed the sale of Midstream Seller’s interests in Catarina Midstream, LLC, a wholly-owned subsidiary of Midstream Seller (“Midstream”), which as of the closing owned (i) certain midstream gathering lines and associated assets and interests located in Dimmit County and Webb County, Texas and (ii) 105,263 common units of SPP, to SPP for approximately $345.8 million in cash, after post-closing adjustments (the “Western Catarina Midstream Divestiture”). In connection with the closing of the Western Catarina Midstream Divestiture, Midstream Seller and Midstream entered into a Firm Gathering and Processing Agreement (the “Gathering Agreement”) on October 14, 2015 for an initial term of 15 years under which production from approximately 35,000 acres in Dimmit County and Webb County, Texas will be dedicated for gathering by Midstream. In addition, for the first five years of the Gathering Agreement, Midstream Seller will be required to meet a minimum quarterly volume delivery commitment of 10,200 barrels per day of crude oil and condensate and 142,000 Mcf per day of natural gas, subject to certain adjustments. Midstream Seller will be required to pay gathering and processing fees of $0.96 per barrel for crude oil and condensate and $0.74 per Mcf for natural gas that are tendered through the gathering system, in each case, subject to an annual escalation for a positive increase in the consumer price index. In addition, Midstream Seller has, under certain circumstances, a right of first refusal during the term of the agreement and afterwards with respect to dispositions by Midstream of its ownership interest in the gathering system.

On December 14, 2016, SN Cotulla Assets, LLC (“SNC”), a wholly-owned subsidiary of the Company, completed the initial closing of the sale of certain oil and gas interests and associated assets located in Dimmit County, Frio County, LaSalle County, Zavala County and McMullen County, Texas (the “Cotulla Assets”) to Carrizo (Eagle Ford) LLC (“Carrizo Eagle Ford”), and completed a second closing on an additional portion of the Cotulla Assets on January 9, 2017 (collectively, the “Cotulla Transaction”), pursuant to a Purchase and Sale Agreement dated October 24, 2016 (the “Cotulla Purchase Agreement”) between SNC and Carrizo Eagle Ford, and, for the limited purposes set forth therein, the Company and Carrizo Oil & Gas, Inc. (“Carrizo”). As of January 9, 2017, SNC has received aggregate cash consideration of approximately $160.6 million for the Cotulla Assets, which remains subject to post-closing adjustments and potential additional closings. The effective date of the Cotulla Transaction is June 1, 2016.

On January 12, 2017, the Company, SN EF UnSub, LP, an unrestricted, non-guarantor subsidiary of the Company for purposes of the agreements governing the Company’s indebtedness (“SN UnSub”), SN EF Maverick, LLC, a subsidiary of the Company (“SN Maverick”), and Gavilan Resources, LLC (formerly known as Aguila Production, LLC), an entity controlled by affiliates of The Blackstone Group L.P. (“Gavilan” and, together with SN Maverick and SN UnSub, the “Buyers”) entered into a purchase and sale agreement (the “Purchase Agreement”) with Anadarko E&P Onshore, LLC and Kerr-McGee Oil & Gas Onshore LP (together, the “Sellers”), pursuant to which the Buyers agreed to purchase all of the right, title and interest of the Sellers in certain developed and undeveloped oil and gas assets in Maverick, Dimmit, Webb and LaSalle Counties, Texas, consisting of approximately 318,000 gross (155,000 net) acres and an average approximate 49% working interest therein (the “Comanche Eagle Ford Assets”) for a base purchase price of approximately $2,275 million, subject to customary closing adjustments (the “Comanche

Sanchez Energy Corporation

Unaudited Pro Forma Combined Financial Information

Acquisition”). The closing of the Comanche acquisition is expected to be completed during the first quarter 2017, and the effective date of the Comanche Acquisition is July 1, 2016.

The Purchase Agreement provides that SN UnSub will pay 37% of the purchase price (including through a $100 million cash contribution from other Company entities), SN Maverick will pay 13% of the purchase price and SN UnSub and SN Maverick would acquire half of the 49% working interest in and to the Comanche Eagle Ford Assets in the aggregate (and approximately 50% and 0%, respectively, of the estimated total proved developed producing  reserves (PDPs), 20% and 30%, respectively, of the estimated total proved developed non-producing reserves (PDNPs), and 20% and 30%, respectively, of the total proved undeveloped reserves (PUDs)), and Gavilan will pay 50% of the purchase price and would acquire the remaining half of the 49% working interest in and to the Comanche Eagle Ford Assets (and approximately 50% of the estimated total PDPs, PDNPs and PUDs).

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of the Company adjusted to reflect the Palmetto Sale, Western Catarina Midstream Divestiture, Cotulla Transaction and the Comanche Acquisition. The Palmetto Sale and the Western Catarina Midstream Divestiture are reflected in the Company’s historical consolidated balance sheet as of September 30, 2016, and as such, it has not been presented. The Company’s historical consolidated balance sheet as of September 30, 2016, has been adjusted to reflect the pro forma effects of the Cotulla Sale and Comanche Acquisition as if they had occurred on September 30, 2016, as presented in Note 2 to the unaudited pro forma combined financial information. The Company’s historical consolidated statements of operations for the year ended December 31, 2015 and for the nine months ended September 30, 2016 and 2015 have been adjusted to give pro forma effect to the Palmetto Sale, Western Catarina Midstream Divestiture, Cotulla Transaction, and Comanche Acquisition as if they had occurred on January 1, 2015, as presented in Note 3 to the unaudited pro forma combined financial information. The unaudited pro forma combined financial information should be read in conjunction with the Company’s Form 10-K for the year ended December 31, 2015, and Form 10-Q for the period ended September 30, 2016.

The unaudited pro forma combined financial statements give effect to the events set forth below:

•                  The Palmetto Sale completed March 31, 2015.

•                  The Western Catarina Midstream Divestiture completed October 14, 2015.

•                  The Cotulla Transaction completed December 14, 2016 and January 9, 2017.

•                  The Comanche Acquisition expected to be completed March 1, 2017.

•                  The issuance of 500,000 preferred units of SN UnSub (the “preferred units”) for $500 million to finance a portion of the Comanche Acquisition.

•                  The borrowing of $265 million on a $330 million senior secured reserve based revolving credit facility to SN UnSub to finance a portion of the Comanche Acquisition.

•                  Issuance of 1,500,000 shares of the Company’s common stock to GSO, who is an investor in SN UnSub.

•                  Issuance of warrants to GSO to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $10 per share.

•                  Issuance of warrants to Gavilan Resources HoldCo, LLC (formerly known as Aguila Production HoldCo, LLC (“HoldCo”)) to purchase 6,500,000 shares of the Company’s common stock at an exercise price of $10 per share.

The unaudited pro forma combined financial information is for informational purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that the Company would have reported had the Palmetto Sale, Western Catarina Midstream Divestiture, Cotulla Transaction and Comanche Acquisition been completed as of the dates set forth in this unaudited pro forma combined financial information and should not be taken as indicative of the Company’s future combined results of operations or financial position. The actual results may differ significantly from that reflected in the unaudited pro forma combined financial information for a number of reasons, including, but not limited to, differences in assumptions used to prepare the unaudited pro forma combined financial information and actual results.  The purchase price allocation is a preliminary purchase price allocation which has been used to prepare pro forma adjustments in the pro forma balance sheet and income statement. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final purchase price allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include changes in fair values of property, plant and equipment, and other changes to assets and liabilities.

Unaudited Pro Forma Combined

Balance Sheet as of September 30, 2016

		Cotulla		Comanche		Sanchez
	Sanchez	Transaction		Acquisition		Pro Forma
	Historical	(Note 2)		(Note 2)		Combined
ASSETS
Current assets:
Cash and cash equivalents	$328,529	$160,553	(a)	$(320,475	)(d)	$168,607
Oil and natural gas receivables	34,382	(3,128	)(b)	—		31,254
Joint interest billings receivables	630	—		—		630
Accounts receivables - related entities	2,235	—		—		2,235
Fair value of derivative instruments	29,834	—		—		29,834
Other current assets	15,366	—		—		15,366
Total current assets	410,976	157,425		(320,475)		247,926
Oil and natural gas properties, at cost, using full cost method:
Proved oil and natural gas properties	3,128,200	(46,841	)(b)	717,928	(e)	3,799,287
Unproved oil and natural gas properties	271,418	(10,315	)(b)	331,389	(e)	592,492
Total oil and natural gas properties	3,399,618	(57,156)		1,049,317		4,391,779
Less: accumulated depreciation, depletion, amortization and impairment	(2,706,324)	—		—		(2,706,324)
Total oil and natural gas properties, net	693,294	(57,156)		1,049,317		1,685,455
Other assets:
Fair value of derivative instruments	2,741	—		—		2,741
Investments	53,126	—		—		53,126
Other assets	24,982	—		—		24,982
Total other assets	80,849	—		—		80,849
Total assets	$1,185,119	$100,269		$728,842		$2,014,230

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,507	$—		$—		$1,507
Other payables	2,225	—		—		2,225
Accrued liabilities	110,360	(2,443	)(b)	5,181	(f)	113,098
Deferred premium liability	8,183	—		—		8,183
Fair value of derivative instruments	3,727	—		—		3,727
Deferred tax liability	—	—		—		—
Other current liabilities	19,856	—		—		19,856
Total current liabilities	145,858	(2,443)		5,181		148,596

Long term debt, net of premium, discount and debt issuance costs	1,710,634	—		245,671	(g)	1,956,305
Asset retirement obligations	28,667	(3,256	)(b)	1,817	(h)	27,228
Fair value of derivative instruments	2,293	—		—		2,293
Other liabilities	58,811	—		—		58,811
Total liabilities	1,946,263	(5,699)		252,669		2,193,233
Commitments and contingencies

Mezannine equity	—	—		374,795	(i)	374,795

Stockholders’ equity:
Preferred stock	53	—		—		53
Common stock	663	—		15	(j)	678
Additional paid-in capital	1,101,361	—		104,982	(k)	1,206,343
Accumulated deficit	(1,863,221)	105,968	(c)	(3,619	)(l)	(1,760,872)
Total stockholders’ equity	(761,144)	105,968		101,378		(553,798)
Total liabilities and stockholders’ equity	$1,185,119	$100,269		$728,842		$2,014,230

Unaudited Pro Forma Combined

Statement of Operations

For the Nine Months Ended September 30, 2016

		Cotulla		Comanche		Pro Forma		Sanchez
	Sanchez	Transaction		Acquisition		Adjustments		Pro Forma
	Historical	(Note 3)		(Note 3)		(Note 3)		Combined
REVENUES:
Oil sales	$172,509	$(20,363)		$122,039		$—		$274,185
Natural gas liquid sales	56,535	(1,861)		34,513		—		89,187
Natural gas sales	76,547	(1,993)		39,922		—		114,476
Total revenues	305,591	(24,217	)(a)	196,474	(a)	—		477,848

OPERATING COSTS AND EXPENSES:
Oil and natural gas production expenses	128,609	(10,262	)(b)	102,548	(b)	—		220,895
Production and ad valorem taxes	14,052	(1,465	)(c)	10,128	(c)	—		22,715
Depreciation, depletion, amortization and accretion	127,959	—		—		51,818	(d)	179,777
Impairment of oil and natural gas properties	169,046	—		—		371,609	(e)	540,655
General and administrative	70,399	—		8,237	(f)	—		78,636
Total operating costs and expenses	510,065	(11,727)		120,913		423,427		1,042,678
Operating income (loss)	(204,474)	(12,490)		75,561		(423,427)		(564,830)

Other income (expense):
Interest income	629	—		—		—		629
Other expense	(196)	—		—		—		(196)
Interest expense	(95,225)	—		(12,143	)(g)	—		(107,368)
Earnings form equity investments	3,154	—		—		—		3,154
Net losses on commodity derivatives	(17,353)	—		—		—		(17,353)
Total other expense	(108,991)	—		(12,143)		—		(121,134)
Income (loss) before income taxes	(313,465)	(12,490)		63,418		(423,427)		(685,964)

Income tax expense (benefit)	1,441	—		—		1,986	(h)	3,427
Net loss	(314,906)	(12,490)		63,418		(425,413)		(689,391)

Less:
Preferred stock dividends	(11,961)	—		(37,500	)(i)	—		(49,461)
Preferred shares discount amortization	—	—		(20,925	)(i)	—		(20,925)
Net income allocable to participating securities	—	—		—		—		—
Net income (loss) attributable to common stockholders	$(326,867)	$(12,490)		$4,993		$(425,413)		$(759,777)

Net loss per common share - basic and diluted	$(5.58)							$(12.65)
Weighted average number of shares - basic and diluted	58,572							60,072

Unaudited Pro Forma Combined

Statement of Operations

For the Year Ended December 31, 2015

				Western
				Catarina
		Palmetto		Midstream	Cotulla		Comanche		Pro Forma		Sanchez
	Sanchez	Sale		Divestiture	Transaction		Acquisition		Adjustments		Pro Forma
	Historical	(Note 3)		(Note 3)	(Note 3)		(Note 3)		(Note 3)		Combined
REVENUES:
Oil sales	$307,971	$(2,845)		$—	$(59,406)		$267,034		$—		$512,754
Natural gas liquid sales	69,011	(196)		—	(2,964)		55,667		—		121,518
Natural gas sales	98,797	(202)		—	(4,418)		69,084		—		163,261
Total revenues	475,779	(3,243	)(a)	—	(66,788	)(a)	391,785		—		797,533

OPERATING COSTS AND EXPENSES:
Oil and natural gas production expenses	156,528	(753	)(b)	12,454 (b)	(22,068	)(b)	155,900	(b)	—		302,061
Production and ad valorem taxes	26,870	(339	)(c)	—	(4,389	)(c)	16,656	(c)	—		38,798
Depreciation, depletion, amortization and accretion	344,572	—		—	—		—		50,833	(d)	395,405
Impairment of oil and natural gas properties	1,365,000	—		—	—		—		(373,975	)(e)	991,025
General and administrative	74,160	—		—	—		12,000	(f)	—		86,160
Total operating costs and expenses	1,967,130	(1,092)		12,454	(26,457)		184,556		(323,142)		1,813,449
Operating income (loss)	(1,491,351)	(2,151)		(12,454)	(40,331)		207,229		323,142		(1,015,916)

Other income (expense):
Interest income	443	—		—	—		—		—		443
Other expense	(2,606)	—		—	—		—		—		(2,606)
Interest expense	(126,399)	—		—	—		(16,191	)(g)	—		(142,590)
Net gains on commodity derivatives	172,886	—		—	—		—		—		172,886
Total other income (expense)	44,324	—		—	—		(16,191)		—		28,133
Income (loss) before income taxes	(1,447,027)	(2,151)		(12,454)	(40,331)		191,038		323,142		(987,783)

Income tax expense (benefit)	7,600	—		—	—		—		(2,412	)(h)	5,188
Net income (loss)	(1,454,627)	(2,151)		(12,454)	(40,331)		191,038		325,554		(992,971)

Less:
Preferred stock dividends	(16,008)	—		—	—		(50,000	)(i)	—		(66,008)
Preferred shares discount amortization	—	—		—	—		(23,688	)(i)	—		(23,688)
Net income allocable to participating securities	—	—		—	—		—		—		—
Net income (loss) attributable to common stockholders	$(1,470,635)	$(2,151)		$(12,454)	$(40,331)		$117,350		$325,554		$(1,082,667)

Net loss per common share - basic and diluted	$(25.70)										$(18.44)
Weighted average number of shares - basic and diluted	57,229										58,729

Unaudited Pro Forma Combined

Statement of Operations

For the Nine Months Ended September 30, 2015

				Western
				Catarina
		Palmetto		Midstream	Cotulla		Comanche		Pro Forma		Sanchez
	Sanchez	Sale		Divestiture	Transaction		Acquisition		Adjustments		Pro Forma
	Historical	(Note 3)		(Note 3)	(Note 3)		(Note 3)		(Note 3)		Combined
REVENUES:
Oil sales	$244,554	$(2,845)		$—	$(50,362)		$217,006		$—		$408,353
Natural gas liquid sales	48,602	(196)		—	(2,253)		43,422		—		89,575
Natural gas sales	73,091	(202)		—	(3,654)		55,734		—		124,969
Total revenues	366,247	(3,243	)(a)	—	(56,269	)(a)	316,162	(a)	—		622,897

OPERATING COSTS AND EXPENSES:
Oil and natural gas production expenses	110,166	(753	)(b)	11,799 (b)	(17,707	)(b)	118,658	(b)	—		222,163
Production and ad valorem taxes	20,011	(339	)(c)	—	(3,761	)(c)	15,340	(c)	—		31,251
Depreciation, depletion, amortization and accretion	296,541	—		—	—		—		11,564	(d)	308,105
Impairment of oil and natural gas properties	1,365,000	—		—	—		—		(879,390	)(e)	485,610
General and administrative	59,290	—		—	—		9,000	(f)	—		68,290
Total operating costs and expenses	1,851,008	(1,092)		11,799	(21,468)		142,998		(867,826)		1,115,419
Operating income (loss)	(1,484,761)	(2,151)		(11,799)	(34,801)		173,164		867,826		(492,522)

Other income (expense):
Interest income	249	—		—	—		—		—		249
Other expense	(2,053)	—		—	—		—		—		(2,053)
Interest expense	(94,500)	—		—	—		(12,143	)(g)	—		(106,643)
Net gains on commodity derivatives	111,550	—		—	—		—		—		111,550
Total other income (expense)	15,246	—		—	—		(12,143)		—		3,103
Income (loss) before income taxes	(1,469,515)	(2,151)		(11,799)	(34,801)		161,021		867,826		(489,419)

Income tax expense (benefit)	7,600	—		—	—		—		(5,148	)(h)	2,452
Net income (loss)	(1,477,115)	(2,151)		(11,799)	(34,801)		161,021		872,974		(491,871)

Less:
Preferred stock dividends	(11,973)	—		—	—		(37,500	)(i)	—		(49,473)
Preferred shares discount amortization	—	—		—	—		(17,343	)(i)	—		(17,343)
Net income allocable to participating securities	—	—		—	—		—		—		—
Net income (loss) attributable to common stockholders	$(1,489,088)	$(2,151)		$(11,799)	$(34,801)		$106,178		$872,974		$(558,687)

Net loss per common share - basic and diluted	$(26.06)										$(9.53)
Weighted average number of shares - basic and diluted	57,141										58,641

Notes to Unaudited Pro Forma Combined Financial Information

Note 1. Basis of Presentation

On March 31, 2015, the Company completed the Palmetto Sale for an aggregate adjusted purchase price of $81.4 million. The effective date of the Palmetto Sale was January 1, 2015.

On October 14, 2015, the Company completed the Western Catarina Midstream Divestiture for approximately $345.8 million in cash, after post-closing adjustments. The effective date of the Western Catarina Midstream Divestiture was October 14, 2015.

On December 14, 2016, the Company completed the initial closing of the Cotulla Transaction and completed a second closing on an additional portion of the Cotulla Assets on January 9, 2017. To date, the Company has received aggregate cash consideration of approximately $160.6 million for the Cotulla Assets, which remains subject to post-closing adjustments and potential additional closings. The effective date of the Cotulla Transaction is June 1, 2016.

On January 12, 2017, the Company entered into a Purchase Agreement for the Comanche Acquisition to purchase the Comanche Eagle Ford Assets for a base purchase price of approximately $2,275 million, subject to customary closing adjustments. The closing of the Comanche Acquisition is expected to be completed during the first quarter 2017, and the effective date of the Comanche Acquisition is July 1, 2016.

The Company plans to fund 50% of the purchase price for the Comanche Acquisition, with the other 50% being funded by Gavilan, with a combination of proceeds from the issuance of 500,000 preferred units of SN UnSub for $500 million, the borrowing of $265 million on a $330 million senior secured reserve based revolving credit facility to SN UnSub, and cash on hand. The total purchase price will be allocated to the assets purchased and liabilities assumed in the Comanche Acquisition based upon the fair values on the date of acquisition.

In connection with the Comanche Acquisition, the Company will issue 1,500,000 shares of the Company’s common stock and warrants to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $10 per share to GSO. In addition, the Company will issue warrants to HoldCo to purchase 6,500,000 shares of the Company’s common stock at an exercise price of $10 per share.

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of the Company adjusted to reflect the Palmetto Sale, Western Catarina Midstream Divestiture, Cotulla Transaction and the Comanche Acquisition. The Palmetto Sale and the Western Catarina Midstream Divestiture are reflected in the Company’s historical consolidated balance sheet as of September 30, 2016, and as such, it has not been presented. The Company’s historical consolidated balance sheet as of September 30, 2016, has been adjusted to reflect the pro forma effects of the Cotulla Sale and Comanche Acquisition as if they had occurred on September 30, 2016. The Company’s historical consolidated statements of operations for the year ended December 31, 2015 and for the nine months ended September 30, 2016 and 2015 have been adjusted to give pro forma effect to the Palmetto Sale, Western Catarina Midstream Divestiture, Cotulla Transaction, and Comanche Acquisition as if they had occurred on January 1, 2015.

The unaudited pro forma combined financial information is for informational purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that the Company would have reported had the Palmetto Sale, Western Catarina Midstream Divestiture, Cotulla Transaction and Comanche Acquisition been completed as of the dates set forth in this unaudited pro forma combined financial information and should not be taken as indicative of the Company’s future combined results of operations or financial position. The actual results may differ significantly from that reflected in the unaudited pro forma combined financial information for a number of reasons, including, but not limited to, differences in assumptions used to prepare the unaudited pro forma combined financial information and actual results.

Note 2. Unaudited Pro Forma Combined Balance Sheet

The unaudited pro forma combined balance sheet as of September 30, 2016, includes adjustments to reflect the following:

(a)         Represents the aggregate cash consideration received from Carrizo for the Cotulla Assets as of January 9, 2017.

(b)         Reflects the elimination of assets and liabilities attributable to the Cotulla Transaction in 2016. These adjustments include decreases in proved and unproved properties, a decrease in oil and natural gas

Notes to Unaudited Pro Forma Combined Financial Information

receivables and decreases in liabilities for accrued capital expenditures, accrued operating expenditures, and asset retirement obligations.

(c)          Reflects the gain of $117 million arising from the Cotulla Transaction as of January 9, 2017. This estimated gain has not been reflected in the pro forma consolidated statement of operations as it is considered to be nonrecurring in nature. No adjustment has been made to the sale proceeds to give effect to any potential future post-closing adjustments under the terms of the Cotulla Purchase Agreement. The adjustment also reflects the changes in depletion, ceiling impairment, and accretion related to the Cotulla Transaction assumed to have occurred during the year ended December 31, 2015.

(d)         Represents the aggregate increases in cash consideration received from the issuance of preferred equity and proceeds from revolver borrowings offset by cash consideration paid based on the estimated adjusted purchase price for the Comanche Acquisition.

(e)          Represents increases in proved and unproved oil and gas properties as a result of the Comanche Acquisition.

(f)           Represent nonrecurring legal and professional fees related to the completion of the Purchase Agreement for the Comanche Acquisition.

(g)          Represents $265 million in debt from a senior secured reserve based revolving credit facility less estimated debt issuance costs used to fund a portion of the Comanche Acquisition.

(h)         Represents an increase in asset retirement obligation liabilities related to producing wells acquired in the Comanche Acquisition.

(i)             Represents the issuance of 500,000 preferred units for $500 million less estimated discounts and issuance costs used to fund a portion of the Comanche Acquisition.

(j)            Represents the par value of 1.5 million of the Company’s common shares issued to GSO as a financing cost for the preferred units.

(k)         Represents an increase in additional-paid-in-capital due to issuance of warrants to HoldCo and warrants and common stock to GSO as financing costs for the preferred units.

(l)             Represents an adjustment to retained earnings for legal and professional costs related to completing the Purchase Agreement for the Comanche acquisition.

Note 3. Unaudited Pro Forma Combined Statements of Operations

The unaudited pro forma combined statements of operations for the nine months ended September 30, 2016 and 2015 and the year ended December 31, 2015 include adjustments to reflect the following:

(a)         Represents the changes in oil, natural gas liquids and natural gas sales resulting from the Palmetto Sale, Cotulla Transaction, completed during 2015, 2016, respectively and the Comanche Acquisition, which is expected to close during first quarter 2017.

(b)         Represents the changes in oil and natural gas production expenses resulting from the Palmetto Sale, Western Catarina Midstream Divestiture, Cotulla Transaction, completed during 2015 and 2016, respectively and the Comanche Acquisition, which is expected to close during first quarter 2017.

(c)          Represents the changes in production and ad valorem tax resulting from the Palmetto Sale, Cotulla Transaction, completed during 2015 and 2016, respectively and the Comanche Acquisition, which is expected to close during first quarter 2017.

Notes to Unaudited Pro Forma Combined Financial Information

(d)         Represents the changes in depletion, depreciation, accretion, and amortization expense resulting from the Palmetto Sale and Western Catarina Midstream Divestiture completed during 2015, the Cotulla Transaction completed during 2016, and the Comanche Acquisition which is expected to close during first quarter 2017.

(e)          Represents the changes in impairment expense resulting from the Palmetto Sale and Western Catarina Midstream Divestiture completed during 2015, the Cotulla Transaction completed during 2016, and the Comanche Acquisition which is expected to close during first quarter 2017.

(f)           Represents the increases in general and administrative expenses as a result of the Comanche Acquisition which is expected to close during first quarter 2017.

(g)          Represents the increase in interest expense, commitment fees, and amortization of debt issuance costs as a result of borrowing on the senior secured reserve based revolving credit facility to finance a portion of the Comanche Acquisition which is expected to close during first quarter 2017.

(h)         Represents the change in income tax expense related to the pro forma effects of removing operations of the Palmetto assets, Western Catarina Midstream assets, and Cotulla assets divested during 2015 and 2016, and adding operations of the Comanche Eagle Ford Assets during 2017.

(i)             Represents increase in preferred distributions to be paid to GSO for the preferred units issued which will be used to fund a portion of the purchase price for the Comanche Acquisition, which is expected to close during first quarter 2017.

(j)            Represents the amortization of the discount to par value on the preferred units issued which will be used to fund a portion of the purchase price for the Comanche Acquisition, which is expected to close during first quarter 2017.